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                                                                Exhibit 10.133

                         THE CHARLES SCHWAB CORPORATION
                           DEFERRED COMPENSATION PLAN
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                         THE CHARLES SCHWAB CORPORATION
                           DEFERRED COMPENSATION PLAN

                               TABLE OF CONTENTS

Section                                                                                             Page
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
                                            Article I. Purpose
                                            ------------------

1.1      Establishment of the Plan                                                                   1
1.2      Purpose of the Plan                                                                         1

                                          Article II. Definitions
                                          -----------------------

2.1      Definitions                                                                                 2
2.2      Gender and Number                                                                           3

                                        Article III. Administration
                                        ---------------------------

3.1      Committee and Administrator                                                                 4

                                          Article IV. Participants
                                          ------------------------

4.1      Participants                                                                                5

                                            Article V. Deferrals
                                            --------------------

5.1      Salary Deferrals                                                                            6
5.2      Deferrals of Bonuses and Other Cash Incentive Compensation                                  6
5.3      Deferral Procedures                                                                         7
5.4      Election of Time and Manner of Payment                                                      7
5.5      Accounts and Earnings                                                                       9
5.6      Maintenance of Accounts                                                                    10
5.7      Change in Control                                                                          11
5.8      Payment of Deferred Amounts                                                                14
5.9      Acceleration of Payment                                                                    14

                                       Article VI. General Provisions
                                       ------------------------------

6.1      Unfunded Obligation                                                                        16
6.2      Informal Funding Vehicles                                                                  16
6.3      Beneficiary                                                                                17
6.4      Incapacity of Participant or Beneficiary                                                   17
6.5      Nonassignment                                                                              18
6.6      No Right to Continued Employment                                                           18
6.7      Tax Withholding                                                                            18
6.8      Claims Procedure and Arbitration                                                           19
6.9      Termination and Amendment                                                                  20
6.10     Applicable Law                                                                             21

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                         THE CHARLES SCHWAB CORPORATION
                           DEFERRED COMPENSATION PLAN

                               Article I. Purpose

         1.1 Establishment of the Plan. Effective as of July 1, 1994, The Charles Schwab Corporation (hereinafter, the "Company") hereby establishes The Charles Schwab Corporation Deferred Compensation Plan (the "Plan"), as set forth in this document.

         1.2 Purpose of the Plan. The Plan permits participating employees to defer the payment of certain cash compensation that they may earn. The opportunity to elect such deferrals is provided in order to help the Company attract and retain key employees. This Plan is unfunded and is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees. It is accordingly intended to be exempt from the participation, vesting, funding, and fiduciary requirements set forth in Title I of the Employee Retirement Income Security Act of 1974.

                            Article II. Definitions

         2.1 Definitions. The following definitions are in addition to any other definitions set forth elsewhere in the Plan. Whenever used in the Plan, the capitalized terms in this section shall have the meanings set forth below unless otherwise required by the context in which they are used:

         (a) "Administrator" the administrator described in section 3.1 that is selected by the Committee to assist in the administration of the Plan.
         (b) "Beneficiary" means a person entitled to receive any benefit payments that remain to be paid after a Participant's death, as determined under section 6.3.
         (c)     "Board" means the Board of Directors of the Company.
         (d) "Company" means The Charles Schwab Corporation, a Delaware corporation.
         (e) "Category 1 Participant" and "Category 2 Participant" each refer to a specific Participant group and have the meaning set forth in section 4.1.
         (f)     "Committee" means the Compensation Committee of the Board.
         (g) "Deferral Account" means the account representing deferrals of cash compensation, plus investment adjustments, as described in sections 5.5 and 5.6.
         (h) "Participant" means any employee who meets the eligibility requirements of the Plan, as set forth in Article 4, and includes, where appropriate to the context, any former employee who is entitled to benefits under this Plan.
         (i) "Plan" means The Charles Schwab Corporation Deferred Compensation Plan, as in effect from time to time.
         (j)     "Plan Year" means the calendar year.
         (k) "Retirement" shall mean any termination of employment with the Company and its Subsidiaries for a reason other than death after the Participant has attained age 55.
         (l) "Subsidiary" means a corporation or other business entity in which the Company owns, directly or indirectly, securities with more than 80 percent of the total voting power.
         (m) "Valuation Date" means each December 31 and any other date designated from time to time by the Committee for the purpose of determining the value of a Participant's Deferral Account balance pursuant to section 5.5.

         2.2 Gender and Number. Except when otherwise indicated by the context, any masculine or feminine terminology shall also include the neuter and other gender, and the use of any term in the singular or plural shall also include the opposite number.

                          Article III. Administration

         3.1 Committee and Administrator. The Committee shall administer the Plan and may select one or more persons to serve as the Administrator. The Administrator shall perform such administrative functions as the Committee may delegate to it from time to time. Any person selected to serve as the Administrator may, but need not, be a Committee member or an officer or employee of the Company. However, if a person serving as Administrator or a member of the Committee is a Participant, such person may not vote on a matter affecting his interest as a Participant.

The Committee shall have discretionary authority to construe and interpret the Plan provisions and resolve any ambiguities thereunder; to prescribe, amend, and rescind administrative rules relating to the Plan; to select the employees who may participate and to terminate the future participation of any such employees; to determine eligibility for benefits under the Plan; and to take all other actions that are necessary or appropriate for the administration of the Plan. Such interpretations, rules, and actions of the Committee shall be final and binding upon all concerned and, in the event of judicial review, shall be entitled to the maximum deference allowable by law. Where the Committee has delegated its responsibility for matters of interpretation and Plan administration to the Administrator, the actions of the Administrator shall constitute actions of the Committee.
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                            Article IV. Participants

         4.1 Participants. Officers and other key employees of the Company and each of its Subsidiaries shall be eligible to participate in this Plan upon selection by the Committee. To be nominated for participation, an employee must be highly compensated or have significant responsibility for the management, direction and/or success of the Company as a whole or a particular business unit thereof. Directors of the Company who are full-time employees of the Company shall be eligible to participate in the Plan. Participating employees of the Company in the position of executive vice president or above shall be "Category 1 Participants." All other participating employees shall be "Category 2 Participants."
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                              Article V. Deferrals

         5.1     Salary Deferrals.  Each Category 2 Participant selected under section 4.1 may elect to defer up to 50 percent of his regular base salary (subject to the provisions of this Article V). Any such election must be made by entering a deferred compensation agreement with the employer, as evidenced by a form approved by and filed with the Administrator on or before the deadline specified by the Committee (which shall be no earlier than one month prior to the beginning of the election period for which the deferred salary is to be earned). For this purpose, the election period shall be the calendar year; provided, however, that during periods in which the Plan is not in effect for a full calendar year or an employee is not a Participant for a full calendar year, the election period shall be the portion of the calendar year during which the Plan is in effect and the employee is an eligible Participant. Notwithstanding the foregoing, a person who is not a Participant at the beginning of a calendar year shall not be allowed to elect a deferral of compensation that takes effect during that year without the consent of the Committee. Salary deferrals that have been elected shall occur throughout the election period in equal increments for each payroll period.

         5.2 Deferrals of Bonuses and Other Cash Incentive Compensation. Each Category 1 Participant and each Category 2 Participant may elect to defer all or any portion (subject to the provisions of this Article V) of any amount that he subsequently earns under an annual cash bonus program and/or a long-term cash incentive compensation program of the Company or a participating Subsidiary. Any such election must be made by entering a deferred compensation agreement with the employer, as evidenced by a form approved by the Committee that is filed with the Administrator on or before the deadline specified by the Committee. For annual cash bonuses, this deadline shall be no earlier than one month prior to the beginning of year (or portion thereof) for which the bonus will be earned. For other cash incentive compensation, this deadline shall be a date no later than six months before the end of the year or other period for which the incentive compensation will be earned. Rules similar to those in section 5.1 shall apply in cases where the Plan is not in existence or an employee is not a Participant for the full period in which an annual cash bonus or long-term incentive compensation award is earned.

         5.3 Deferral Procedures. Participants eligible to elect salary deferrals under section 5.1 shall have an opportunity to do so each year. Participants eligible to elect deferrals under section 5.2 shall have a separate opportunity to do so for each cash bonus under an annual bonus program and for each other cash bonus or incentive payment under a long-term incentive plan that they may earn. Unless the Committee specifies other rules for the deferrals that may be elected, the minimum deferral shall be 20 percent of the compensation to which a deferral election applies; and, subject to the maximum percentage allowed under section 5.1 or 5.2, as applicable, deferrals in excess of the minimum allowable percentage may be made only in increments of 10 percent.

If a deferral is elected, the election shall be irrevocable with respect to the particular compensation that is subject to the election. Deferral elections shall be made on a form prescribed by the Committee or the Administrator. As provided in section 6.7, any deferral is subject to appropriate tax withholding measures and may be reduced to satisfy tax withholding requirements.
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         5.4     Election of Time and Manner of Payment.  At the time a
Participant makes a deferral election under section 5.1 or 5.2, the Participant shall also designate the manner of payment and the date on which payments from his Deferral Account shall begin. The manner of payment may be either: (i) a lump sum, or (ii) substantially equal, annual installments, payable each year on or before the end of February, over a period of five, ten, or fifteen years, as designated by the Participant; provided that an election of installments shall apply only if the payments will commence following the Participant's Retirement. If a Participant elects installments and then terminates employment for a reason other than Retirement, the payment of the Participant's Deferral Account shall be made in a lump sum by the end of February in the year next following the year in which the Participant terminates employment, notwithstanding the election of installments.

A Participant may elect to have installment payments begin by the end of February in the year immediately after the end of the year of his Retirement and may elect to receive a lump sum by the end of February in the year next following the year in which he terminates employment. Alternatively, in the case of a lump sum, a Participant may elect to receive the payment by the end of February of any year that he specifies, and such lump sum shall be paid by the specified date even if the Participant has not yet terminated employment. However, any such election of a specified payment date shall be subject to any restrictions that the Committee, in its sole discretion, may choose to establish in order to limit the number of different payment dates that a Participant may have in effect at one time. Moreover, if the Participant terminates employment prior to a specified date that he has been permitted to elect, the payment shall be made by the end of February in the year next following the year of his termination of employment, notwithstanding any later date that might apply under his election.

If payment is due in the form of a lump sum, the payment shall equal the balance of the Deferral Account being paid, determined as of the Valuation Date coincident with or immediately preceding the payment date. If payment is due in the form of installments, the balance of the Deferral Account to be paid in that form, determined as of the Valuation Date coincident with or immediately preceding the date such payments begin, shall be converted by the Committee so as to provide the equivalent present value of such balance in the form of fixed annual installments for the payment period elected by the Participant, based on current commercial annuity rates applicable to similar payments. Thereafter, the fixed installment amounts shall not be adjusted unless an acceleration of all remaining payments is required under other provisions of this Plan, in which case the accelerated payment of the remaining payments shall be calculated based on the same conversion factors that were used in originally determining the installment amounts.

Notwithstanding the foregoing, however, if earnings or any other amounts credited to a Participant's Deferral Account are not considered performance-based compensation and do not otherwise meet Internal Revenue Code conditions allowing the Company and its Subsidiaries to receive a federal income tax deduction for such amounts upon paying them at the time provided under the Participant's election, the Committee, in its sole discretion, may determine that the payment of such amounts, to the extent in excess of the amount that would be currently tax deductible, shall be deferred until the earliest year that the payment can be deducted.
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         5.5     Accounts and Earnings.  The Company shall establish a Deferral
Account for each Participant who has elected a deferral under section 5.1 or
5.2 above, and its accounting records for the Plan with respect to each such Participant shall include a separate Deferral Account or subaccount for each deferral election of the Participant that could cause a payment made at a different time or in a different form from other payments of deferrals elected by the same Participant. Each Deferral Account balance shall reflect the Company's obligation to pay a deferred amount to a Participant or Beneficiary as provided in this Article V. Under procedures approved by the Committee and communicated to Participants, a Participant's Deferral Account balance shall be increased periodically (not less frequently than annually) to reflect an assumed earnings increment, based on an interest rate or other benchmark selected by the Committee and in effect at the time. Until the time for determining the amount to be paid to the Participant or Beneficiary, such assumed earnings shall accrue from each Valuation Date on the Deferral Account balance as of that date and shall be credited to the account as of the next Valuation Date.

The rate of earnings may, but need not, be determined with reference to the actual rate of earnings on assets held under any existing grantor trust or other informal funding vehicle that is in effect pursuant to section 6.2. Any method of crediting earnings that is followed from time to time may, with reasonable advance notice to affected Participants, be revoked or revised prospectively as of the beginning of any new Plan Year. Earnings that have been credited for any Plan Year, like deferred amounts that have been previously credited to a Participant, shall not be reduced or eliminated retroactively unless they were credited in error. The crediting of assumed earnings shall not mean that any deferred compensation promise to a Participant is secured by particular investment assets or that the Participant is actually earning interest or any other form of investment income under the Plan.

Consistent with the foregoing authority to exercise flexibility in establishing a method for crediting assumed earnings on account balances, the Committee may, but need not, consult with Participants about their investment preferences and may, but need not, institute a program of assumed earnings that tracks the investment performance in a Participant's qualified defined contribution plan account or in an assumed participant-directed investment arrangement.

         5.6 Maintenance of Accounts. The Accounts of each Participant shall be entered on the books of the Company and shall represent a liability, payable when due under this Plan, out of the general assets of the Company. Prior to benefits becoming due hereunder, the Company shall expense the liability for such accounts in accordance with policies determined appropriate by the Company's auditors. Except to the extent provided pursuant to the second paragraph of this section 5.6, the Accounts created for a Participant by the Company shall not be funded by a trust or an insurance contract; nor shall any assets of the Company be segregated or identified to such account; nor shall any property or assets of the Company be pledged, encumbered, or otherwise subjected to a lien or security interest for payment of benefits hereunder.

Notwithstanding that the amounts to be paid hereunder to Participants constitute an unfunded obligation of the Company, the Company may direct that an amount equal to any portion of the Accounts shall be invested by the Company as the Company, in its sole discretion, shall determine. The Committee may in its sole discretion determine that all or any portion of an amount equal to the Accounts shall be paid into one or more grantor trusts that may be established by the Company for the purpose of providing a potential source of funds to pay Plan benefits. The Company may designate an investment advisor to direct the investment of funds that may be used to pay benefits, including the investment of the assets of any grantor trusts hereunder.

         5.7 Change in Control. In the event of a Change in Control (as defined below), the following rules shall apply:

         (a) All Participants shall continue to have a fully vested, nonforfeitable interest in their Deferral Accounts.
         (b) Deferrals of amounts for the year that includes the Change in Control shall cease beginning with the first payroll period that follows the Change in Control.
         (c) A special allocation of earnings on all Deferral Accounts shall be made under section 5.5 as of the date of the Change in Control on a basis no less favorable to Participants than the method being followed prior to the Change in Control.
         (d) All payments of deferred amounts following a Change in Control, whether or not they have previously begun, shall be made in a cash lump sum no later than 30 days following the Change in Control and, except as provided in section 5.4 with respect to installment payments in progress, shall be in an amount equal to the full Deferral Account balance, as adjusted pursuant to paragraph (c) above, as of the date of the Change in Control.
         (e) Nothing in this Plan shall prevent a Participant from enforcing any rules in a contract or another plan of the Company or any Subsidiary concerning the method of determining the amount of a bonus, incentive compensation, or other form of compensation to which a Participant may become entitled following a change in control, or the time at which that compensation is to be paid in the event of a change in control.

For purposes of this Plan, a "Change in Control" means of any of the following:

                 (1) Any "person" who, alone or together with all "affiliates" and "associates" of such person, is or becomes (1) an "acquiring person" or (2) the "beneficial owner" of 35% of the outstanding voting securities of the Company (the terms "person", "affiliates", "associates" and "beneficial owner" are used as such terms are used in the Securities Exchange Act of 1934 and the General Rules and Regulations thereunder); provided, however, that a "Change in Control" shall not be deemed to have occurred if such "person" is Charles R. Schwab, the Company, any subsidiary or any employee benefit plan or employee stock plan of the Company or of any Subsidiary, or any trust or other entity organized, established or holding shares of such voting securities by, for or pursuant to, the terms of any such plan; or

                 (2) Individuals who at the beginning of any period of two consecutive calendar years constitute the Board cease for any reason, during such period, to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's Shareholders, of each new Board Member was approved by a vote of at least three-quarters (3/4) of the Board members then still in office who were Board members at the beginning of such period; or

                 (3) Approval by the shareholders of the Company of: (A) the dissolution or liquidation of the Company; (B) the sale or transfer of substantially all of the Company's business and/or assets to a person or entity which is not a "subsidiary" (any corporation or other entity a majority or more of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company); or (C) an agreement to merge or consolidate, or otherwise reorganize, with one or more entities which are not subsidiaries (as defined in (B) above), as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity are, or are to be, owned by former shareholders of the Company; or

                 (4) The Board agrees by a majority vote that an event has or is about to occur that, in fairness to the Participants, is tantamount to a Change in Control.

                 A Change of Control shall occur on the first day on which any of the preceding conditions has been satisfied. However, notwithstanding the foregoing, this section 5.7 shall not apply to any Participant who alone or together with one or more other persons acting as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding or disposing of securities of the Company, triggers a "Change in Control" within the meaning of paragraphs (1) and (2) above.

         5.8 Payment of Deferred Amounts. A Participant shall have a fully vested, nonforfeitable interest in his or her Deferral Account balance at all times. However, vesting does not confer a right to payment other than in the manner elected by the Participant pursuant to section 5.4 (subject to any modification that may occur pursuant to section 5.5, 5.7 or 5.9). Upon the expiration of a deferral period selected by the Participant in one or more deferral elections, the Company shall pay to such Participant (or to the Participant's Beneficiary, in the case of the Participant's death) an amount equal to the balance of the Participant's Account attributable to such expiring deferral elections, plus assumed earnings (determined by the Company pursuant to section 5.5) thereon.

         5.9 Acceleration of Payment. The Committee, in its discretion, upon receipt of a written request from a Participant, may accelerate the payment of all or any portion of the unpaid balance of a Participant's Deferral Account in the event of the Participant's Retirement, death, permanent disability, resignation or termination of employment, or upon its determination that the Participant (or his Beneficiary in the case of his death) has incurred a severe, unforeseeable financial hardship creating an immediate and heavy need for cash that cannot reasonably be satisfied from sources other than an accelerated payment from this Plan. The Committee in making its determination may consider such factors and require such information as it deems appropriate.

                         Article VI. General Provisions

         6.1 Unfunded Obligation. The deferred amounts to be paid to Participants pursuant to this Plan constitute unfunded obligations of the Company. Except to the extent specifically provided hereunder, the Company is not required to segregate any monies from its general funds, to create any trusts, or to make any special deposits with respect to this obligation. Title to and beneficial ownership of any investments, including any grantor trust investments which the Company has determined and directed the Administrator to make to fulfill obligations under this Plan shall at all times remain in the Company. Any investments and the creation or maintenance of any trust or Accounts shall not create or constitute a trust or a fiduciary relationship between the Administrator or the Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or his or her Beneficiary or his or her creditors in any assets of the Company whatsoever. The Participants shall have no claim for any changes in the value of any assets which may be invested or reinvested by the Company in an effort to match its liabilities under this Plan.

         6.2 Informal Funding Vehicles. Notwithstanding section 6.1, the Company may, but need not, arrange for the establishment and use of a grantor trust or other informal funding vehicle to facilitate the payment of benefits and to discharge the liability of the Company and participating Affiliates under this Plan to the extent of payments actually made from such trust or other informal funding vehicle.

Any investments and any creation or maintenance of memorandum accounts or a trust or other informal funding vehicle shall not create or constitute a trust or a fiduciary relationship between the Committee or the Company or an affiliate and a Participant, or otherwise confer on any Participant or Beneficiary or his or her creditors a vested or beneficial interest in any
assets of the Company or any Affiliate whatsoever.   Participants and
Beneficiaries shall have no claim against the Company or any Affiliate for any changes in the value of any assets which may be invested or reinvested by the Company or any Affiliate with respect to this Plan.

         6.3     Beneficiary.   The term "Beneficiary" shall mean the person or
persons to whom payments are to be paid pursuant to the terms of the Plan in the event of the Participant's death. A Participant may designate a Beneficiary on a form provided by the Administrator, executed by the Participant, and delivered to the Administrator. The Administrator may require the consent of the Participant's spouse to a designation if the designation specifies a Beneficiary other than the spouse. Subject to the foregoing, a Participant may change a Beneficiary designation at any time. Subject to the property rights of any prior spouse, if no Beneficiary is designated, if the designation is ineffective, or if the Beneficiary dies before the balance of the Account is paid, the balance shall be paid to the Participant's surviving spouse, or if there is no surviving spouse, to the Participant's estate.

         6.4 Incapacity of Participant or Beneficiary. Every person receiving or claiming benefits under the Plan shall be conclusively presumed to be mentally competent and of age until the date on which the Administrator receives a written notice, in a form and manner acceptable to the Administrator, that such person is incompetent or a minor, for whom a guardian or other person legally vested with the care of his person or estate has been appointed; provided, however, that if the Administrator finds that any person to whom a benefit is payable under the Plan is unable to care for his or her affairs because of incompetency, or because he or she is a minor, any payment due (unless a prior claim therefor shall have been made by a duly appointed legal representative) may be paid to the spouse, a child, a parent, a brother or sister, or to any person or institution considered by the Administrator to have incurred expense for such person otherwise entitled to payment. To the extent permitted by law, any such payment so made shall be a complete discharge of liability therefor under the Plan.

If a guardian of the estate of any person receiving or claiming benefits under the Plan is appointed by a court of competent jurisdiction, benefit payments may be made to such guardian provided that proper proof of appointment and continuing qualification is furnished in a form and manner acceptable to the Administrator. In the event a person claiming or receiving benefits under the Plan is a minor, payment may be made to the custodian of an account for such person under the Uniform Gifts to Minors Act. To the extent permitted by law, any such payment so made shall be a complete discharge of any liability therefor under the Plan.

         6.5 Nonassignment. The right of a Participant or Beneficiary to the payment of any amounts under the Plan may not be assigned, transferred, pledged or encumbered nor shall such right or other interests be subject to attachment, garnishment, execution, or other legal process.

         6.6 No Right to Continued Employment. Nothing in the Plan shall be construed to confer upon any Participant any right to continued employment with the Company, nor shall the Plan interfere in any way with the right of the Company to terminate the employment of such Participant at any time without assigning any reason therefor.

         6.7 Tax Withholding. Appropriate taxes shall be withheld from cash payments made to Participants pursuant to the Plan. To the extent tax withholding is payable in connection with the Participant's deferral of income rather than in connection with the payment of deferred amounts, such withholding may be made from other wages and salary currently payable to the Participant, or, as determined by the Administrator, the amount of the deferral elected by the Participant may be reduced in order to satisfy required tax withholding for employment taxes and any other taxes.

         6.8 Claims Procedure and Arbitration. The Company shall establish a reasonable claims procedure consistent with the requirements of the Employee Retirement Income Security Act of 1974, as amended. Following a Change in Control of the Company (as determined under section 5.8) the claims procedure shall include the following arbitration procedure.

Since time will be of the essence in determining whether any payments are due to the Participant under this Plan following a Change in Control, a Participant may submit any claim for payment to arbitration as follows: On or after the second day following the termination of the Participant's employment or other event triggering a right to payment), the claim may be filed with an arbitrator of the Participant's choice by submitting the claim in writing and providing a copy to the Company. The arbitrator must be:

         (a) a member of the National Academy of Arbitrators or one who currently appears on arbitration panels issued by the Federal Mediation and Conciliation Service or the American Arbitration Association; or
         (b) a retired judge of the State in which the claimant is a resident who served at the appellate level or higher. The arbitration hearing shall be held within 72 hours (or as soon thereafter as possible) after filing of the claim unless the Participant and the Company agree to a later date. No continuance of said hearing shall be allowed without the mutual consent of the Participant and the Company. Absence from or nonparticipation at the hearing by either party shall not prevent the issuance of an award. Hearing procedures which will expedite the hearing may be ordered at the arbitrator's discretion, and the arbitrator may close the hearing in his or her sole discretion upon deciding he or she has heard sufficient evidence to satisfy issuance of an award. In reaching a decision, the arbitrator shall have no authority to ignore, change, modify, add to or delete from any provision of this Plan, but instead is limited to interpreting this Plan. The arbitrator's award shall be rendered as expeditiously as possible, and unless the arbitrator rules within seven days after the close of the hearing, he will be deemed to have ruled in favor of the Participant. If the arbitrator finds that any payment is due to the Participant from the Company, the arbitrator shall order the Company to pay that amount to the Participant within 48 hours after the decision is rendered. The award of the arbitrator shall be final and binding upon the Participant and the Company. Judgment upon the award rendered by the arbitrator may be entered in any court in any State of the United States. In the case of any arbitration regarding this Agreement, the Participant shall be awarded the Participant's costs, including attorney's fees. Such fee award may not be offset against the deferred compensation due hereunder. The Company shall pay the arbitrator's fee and all necessary expenses of the hearing, including stenographic reporter if employed.

         6.9 Termination and Amendment. The Committee may from time to time amend, suspend or terminate the Plan, in whole or in part, and if the Plan is suspended or terminated, the Committee may reinstate any or all of its provisions. Except as otherwise required by law, the Committee may delegate to the Administrator all or any of its foregoing powers to amend, suspend, or terminate the Plan. Any such amendment, suspension, or termination may affect future deferrals without the consent of any Participant or Beneficiary. However, with respect to deferrals that have already occurred, no amendment, suspension or termination may impair the right of a Participant or a designated Beneficiary to receive payment of the related deferred compensation in accordance with the terms of the Plan prior to the effective date of such amendment, suspension or termination, unless the affected Participant or Beneficiary gives his express written consent to the change.

         6.10 Applicable Law. The Plan shall be construed and governed in accordance with applicable federal law and, to the extent not preempted by such federal law, the laws of the State of California.